United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2021

RCI HOSPITALITY HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Texas	001-13992	76-0458229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10737 Cutten Road

Houston, Texas 77066

(Address of Principal Executive Offices, Including Zip Code)

(281) 397-6730

(Issuer’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	RICK	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry into a Material Definitive Agreement.

On July 23, 2021, RCI Hospitality Holdings, Inc. (“RCIH,” “we,” or “us”) and certain subsidiaries entered into definitive agreements (the “Agreements”) to acquire 11 gentlemen’s clubs, nine of which are controlled by club entrepreneur Troy Lowrie of Lakewood, Colorado, six related real estate properties, and associated intellectual property for a total purchase price of $88.0 million. The Agreements for the 11 clubs being purchased include ten Asset Purchase Agreements and one Stock Purchase Agreement. Under each Asset Purchase Agreement, a newly formed subsidiary of Big Sky Hospitality Holdings, Inc., (“Big Sky”), a wholly owned subsidiary of RCIH, will acquire from each club owning entity all of the tangible and intangible assets and personal property used in the business of that club, except for certain excluded assets. Under the Stock Purchase Agreement (for the acquisition of the PT’s Portland club in Portland, Maine), a newly formed subsidiary of Big Sky will purchase all of the capital stock of Kenkev, Inc., a South Carolina corporation and the parent company that owns the club-owning entity, Kenkev II, Inc., a Maine corporation. The aggregate purchase price to be paid by RCIH and our subsidiaries for the purchase of the nine operating clubs controlled by Mr. Lowrie is $56,600,000, payable as follows: (1) $19,600,000 payable by cashier’s check, certified funds, or wire transfer; (2) $11,000,000 evidenced by ten-year secured promissory notes, bearing interest at 6% per annum, payable, in arrears, in 120 equal monthly payments of principal and interest; (3) $8,000,000 evidenced by 20-year secured promissory notes, bearing interest at 6% per annum, payable, in arrears, in 240 equal monthly payments of principal and interest; and (4) the issuance of 300,000 shares of restricted common stock, par value $0.01 of RCIH, based on a per share price of $60.00 per share; with each type of consideration under subsections (1), (2), (3) and (4) above to be paid pro-rata based on the purchase price for each club transaction. The purchase prices of the two clubs not controlled by Mr. Lowrie, PT’s Showclub in Denver and PT’s Louisville in Louisville, are $300,000 and $100,000, respectively, payable by cashier’s check, certified funds, or wire transfer.

Below is a list of each club seller and the name and location of the club being sold (except for Kenkev, Inc., each of the club sellers listed below is organized in the state where the club is located):

Club Sellers	Club Name	Club Location
Glenarm Restaurant LLC	Diamond Cabaret	Denver, Colo.
Glendale Restaurant Concepts LLC	Mile High Club	Glendale, Colo.
Illinois Restaurant Concepts, LLC	Diamond Club St. Louis	Sauget, Ill.
Indy Restaurant Concepts, LLC.	PT’s Indy	Indianapolis, Ind.
Kenkev, Inc.*	PT’s Portland	Portland, Maine
MRC, LLC	Country Rock Cabaret	Sauget, Ill.
Raleigh Restaurant Concepts, LLC	Men’s Club Raleigh	Raleigh, N.C.
Stout Restaurant Concepts, LLC	LaBoheme	Denver, Colo.
VCG Restaurants Denver, LLC	PT’s Centerfold	Denver, Colo.
OG1, LLC	PT’s Showclub	Denver, Colo.
Market Entertainment Inc.	PT’s Louisville	Louisville, Ky .

* HWL (as defined below) is the actual club seller, as it is selling the capital stock of Kenkev, Inc. in this transaction.

RCIH, Big Sky, HWL-3 LLLP, a Colorado limited liability limited partnership (“HWL”), and Family Dog LLC, a Colorado limited liability company (“Family Dog”) are parties to each Asset Purchase Agreement and the Stock Purchase Agreement (other than the agreements with OG1, LLC and Market Entertainment Inc.). HWL owns at least 90% of each of the nine club sellers controlled by Mr. Lowrie and Family Dog owns 99.99% of the issued and outstanding partnership interests of HWL. The Asset Purchase Agreements and the Stock Purchase Agreement provide that each club seller, along with HWL and Family Dog, jointly and severally, will indemnify Big Sky, RCIH and each club purchaser from all losses whether arising from a direct (or first party) claim or a third-party claim, arising from: (1) any breach of any representation or warranty; (2) any breach or nonfulfillment of any covenant or agreement; and (3) any liabilities arising prior to closing. Each club purchaser, along with Big Sky and RCIH, jointly and severally, will indemnify HWL, Family Dog and each club seller from all losses whether arising from a direct (or first party) claim or a third-party claim, arising from: (1) any breach of any representation or warranty; (2) any breach or nonfulfillment of any covenant or agreement; and (3) any liabilities arising on or after closing. The above indemnifications are subject to certain limitations and thresholds, as set forth in the Agreements.

The consummation and closing of the Asset Purchase Agreements and the Stock Purchase Agreement are subject to certain closing conditions, including without limitation (1) the requirement that the club purchasers will have obtained all necessary permits, licenses and other authorizations, whether city, county, state or federal, which may be needed to operate each club, consistent with the current operations of such club, as necessary, (2) satisfactory due diligence, (3) the 2019 adjusted EBITDA for the nine clubs controlled by Mr. Lowrie total an aggregate of not less than $10,700,000, and (4) other customary closing conditions for transactions of this nature. Further, the parties to the Agreements desire to close all the club purchase transactions on the same closing date, but recognize that such a coordinated closing is unlikely due to various requirements, including liquor licensing, that are not entirely within such parties’ control. Therefore, it is anticipated and intended that the parties close on the purchase of at least six of the nine clubs controlled by Mr. Lowrie along with the purchase of the club owned by OG1, LLC, on the first such closing (the “First Closing”) and to close the remaining club transactions as soon as practicable thereafter. The closing of the real estate property transactions under the Real Estate Purchase and Sale Agreement (described below) and the closing of the intellectual property transaction under the IP Purchase Agreement (described below) shall also occur at the First Closing.

The Agreements include a Real Estate Purchase and Sale Agreement under which our subsidiary RCI Holdings, Inc. (“RCI Holdings”) will purchase six real estate properties where six of the clubs are located for a total purchase price of $18,000,000, payable as follows: (1) $16,800,000 payable by wire transfer; and (2) $1,200,000 evidenced by a promissory note, with such terms (for payment, interest and otherwise) consistent with the terms of the promissory note to be executed by RCI Holdings for bank financing described below. Closing of the real estate transaction is subject to RCI Holdings obtaining bank financing in an amount of not less than $10,800,000 on terms and conditions reasonably acceptable to RCI Holdings, which financing will be secured by the six real estate properties and other customary closing conditions for transactions of this nature.

Below is a list of each real property seller that is a party to the Real Estate Purchase and Sale Agreement with RCI Holdings, along with the addresses of the real estate properties being sold:

Real Property Sellers	Real Property Addresses	Club Name
1601 West Evans, LLC	1601 W Evans Ave., Denver, Colo.	PT’s Showclub
200 Riverside, LLC	200 Riverside St., Portland, Maine	PT’s Portland
227 East Market, LLC	227 E Market St., Louisville, Ky.	PT’s Louisville
3480 South Galena, LLC	3480 S Galena Ave., Denver, Colo. (two parcels)	PT’s Centerfold
4451 East Virginia, LLC	4451 E Virginia Ave., Glendale, Colo.	Mile High Club
7916 Pendleton Pike, LLC	7916 Pendleton Pike, Indianapolis, Ind.	PT’s Indy

Lastly, the Agreements also provide that at the First Closing, pursuant to an asset purchase agreement (the “IP Purchase Agreement,” which agreement has not yet been entered into or finalized), a subsidiary of Big Sky will acquire substantially all of the assets of Club Licensing, LLC, a Colorado limited liability company (“Club Licensing”) which is 95% owned by Troy Lowrie, for a purchase price of $13,000,000. The assets of Club Licensing include substantially all of the intellectual property used in the adult entertainment establishment businesses owned and operated by the club sellers. The $13,000,000 purchase price will be payable as follows: (1) $1,000,000 evidenced by a 20-year promissory note, bearing interest at 6% per annum, payable, in arrears, in 240 equal monthly payments of principal and interest; and (2) the issuance of 200,000 shares of restricted common stock, par value $0.01 of RCIH, based on a per share price of $60.00 per share.

The descriptions above of the Agreements, including the Asset Purchase Agreements, Stock Purchase Agreement and Real Estate Purchase and Sale Agreement, are qualified in their entirety by reference to the terms of such agreements, copies of which are filed hereto as Exhibits 10.1 through 10.12, respectively, and are incorporated herein by reference.

The Agreements have been included to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual information about RCIH, the club and real estate sellers or their respective subsidiaries and affiliates. The Agreements contains representations and warranties certain parties made solely for the benefit of such parties. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties in negotiating the terms of the Agreements. Moreover, certain representations and warranties in the Agreements were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the parties, rather than establishing matters as facts. Accordingly, the representations and warranties in the Agreements should not be relied on by any persons as characterizations of the actual state of facts about RCIH or any other parties to the Agreements at the time they were made or otherwise. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Agreements, which subsequent information may or may not be fully reflected in RCIH’s public disclosures.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 of this current report on Form 8-K relating to the Agreement and the sale and issuance of a total of 500,000 restricted shares of common stock of RCIH is incorporated herein by reference.

The securities to be issued under the Agreement will be issued under the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 and the rules and regulations promulgated thereunder. The subject issuance of securities does not involve a “public offering” based upon the following factors: (i) the issuance of the securities will be isolated private transactions; (ii) a limited number of securities will be issued to a limited number of purchasers; (iii) there are no public solicitations; (iv) the purchasers have represented that they are “accredited investors”; (v) the investment intent of the purchasers; and (vi) the restriction on transferability of the securities to be issued.

Item 8.01. Other Events.

On July 26, 2021, we issued a press release announcing the signing of the Agreements. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

No.	Exhibit

10.1	Asset Purchase Agreement with Glenarm Restaurant Concepts, LLC dated July 23, 2021

10.2	Asset Purchase Agreement with Glendale Restaurant Concepts, LLC dated July 23, 2021

10.3	Asset Purchase Agreement with Illinois Restaurant Concepts, LLC dated July 23, 2021

10.4	Asset Purchase Agreement with Indy Restaurant Concepts, LLC dated July 23, 2021

10.5	Asset Purchase Agreement with MRC, LLC dated July 23, 2021

10.6	Asset Purchase Agreement with Raleigh Restaurant Concepts, LLC dated July 23, 2021

10.7	Asset Purchase Agreement with Stout Restaurant Concepts, LLC dated July 23, 2021

10.8	Asset Purchase Agreement with VCG Restaurants Denver, LLC dated July 23, 2021

10.9	Asset Purchase Agreement with Market Entertainment, Inc. dated July 23, 2021

10.10	Asset Purchase Agreement with OG1, LLC dated July 23, 2021

10.11	Stock Purchase Agreement with HWL-3 LLLP (for the purchase of Kenkev, Inc.) dated July 23, 2021

10.12	Real Estate Purchase and Sale Agreement with Real Property Sellers dated July 23, 2021

99.1	Press release dated July 26, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCI Hospitality Holdings, INC.

Date:	July 28, 2021	By:	/s/ Eric Langan
Eric Langan
President and Chief Executive Officer